VALHI ANNOUNCES QUARTERLY CASH DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 25, 2017 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of two cents ($0.02) per share on its common stock, payable on June 22, 2017 to stockholders of record at the close of business on June 6, 2017.

Valhi also announced that at its annual stockholder meeting held on May 25, 2017 its stockholders:

•	elected each of Thomas E. Barry, Loretta J. Feehan, Elisabeth C. Fisher, Robert D. Graham, W. Hayden McIlroy and Mary A. Tidlund as a director for a one year term;

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2017 annual stockholder meeting; and
•
approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management and real estate management and development industries.

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